UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2006

TELZUIT MEDICAL TECHNOLOGIES, INC.

(Exact name of Registrant as specified in its charter)

Commission file number 001-15034

Florida	01-0656115
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer identification no.)

5422 Carrier Drive, Suite 306 Orlando, Florida	32819
(Address of principal executive offices)	(Zip code)

(407) 354-1222

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS

This 8-K/A Supplements Item 8.01 Of Our 8-K Filed On October 20, 2006.

On September 28, 2006, Telzuit Medical Technologies, Inc. (“Telzuit”) filed a Form 12b-25 to extend the filing date of its Form 10-KSB for fiscal year ending June 30, 2006. On October 13, 2006, Telzuit filed its Form 10-KSB for fiscal year ending June 30, 2006; However, due to confusion as to the date of the extended filing date, Telzuit mistakenly believed that the audit of its 2006 consolidated financial statements was complete.

As of the date of its filing on October 13, 2006, Cross, Fernandez & Riley, LLP had not completed the audit of our 2006 consolidated financial statements, and had not authorized the issuance of their report on the such financial statements. As a result, we anticipate filing an amendment to our 10KSB to update the financial statements and related disclosures and to add an executed copy of Cross, Fernandez & Riley, LLP’s audit report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Telzuit Medical Technologies, Inc. (Registrant)

Date: October 30, 2006	By:	/s/ Warren Stowell
Warren Stowell
Chief Executive Officer